Exhibit 99.1

For Immediate Release

Starwood Property Trust Reports Results for the

Quarter and Year Ended December 31, 2015

– Quarterly Core Earnings of $0.55 per Diluted Common Share –

– Full Year 2015 Core Earnings of $2.19 per Diluted Common Share –

– Deploys $5.8 Billion of Capital during 2015, including $1.7 Billion during the Fourth Quarter –

– Declares Dividend of $0.48 per Share for the First Quarter of 2016 –

GREENWICH, Conn., February 25, 2016 /PRNewswire/ -- Starwood Property Trust, Inc. (NYSE: STWD) today announced operating results for the fiscal quarter and year ended December 31, 2015.  The Company reported Core Earnings (a non-GAAP financial measure) of $132.7 million, or $0.55 per diluted share, for the fourth quarter of 2015 and $517.8 million, or $2.19 per diluted share, for the full year.    GAAP net income for the fourth quarter of 2015 was $96.5 million, or $0.40 per diluted share, and $450.7 million, or $1.91 per diluted share, for the full year.

“In the fourth quarter of 2015, we observed a significant change in the real estate credit markets, a widening of spreads and increased volatility driven by a deterioration in high yield markets,” said Barry Sternlicht, Chairman and Chief Executive Officer of Starwood Property Trust. “As a result, we consciously slowed the pace of our capital deployment. We continued this cautious approach to the markets in the first quarter of 2016, as we expect better opportunities with wider credit spreads to emerge as this storm passes.”

“Since our inception, we have deployed over $17 billion in our lending business without a single loss, and I remain more than pleased that our current $6.3 billion lending portfolio enjoys a weighted average loan-to-value of 62.9%,” said Mr. Sternlicht. “In addition, our ownership of the nation’s largest special servicer gives us a valuable source of market insights and provides us with a unique ‘hedge’ to our core lending business, as its potential profits should grow significantly if the credit markets continue to deteriorate and legacy CMBS loans—which are set to peak in volume over the next three years—become more difficult to refinance.”

“Caution is prudent but it impacts profitability,” Mr. Sternlicht added. “On a long-term basis, it ensures stability. However, while undeployed cash is safe, it does not produce our target returns. Given our year-to-date activity and visibility into our investment pipeline, we are confident that we will generate core earnings in excess of our dividend and expect to maintain our $1.92 per share distribution for the full year.  We have built an experienced and deep team at Starwood Property Trust that, together with Starwood Capital’s global footprint, can take advantage of changing market dynamics across a wide range of products to produce superior risk-adjusted returns for our shareholders over the long-term.”

Highlights for the Fourth Quarter 2015 by Business Segment

The Company currently operates in three reportable segments: Real Estate Lending (the “Lending Segment”), Real Estate Investing and Servicing (the “Investing and Servicing Segment”) and Real Estate Property (the “Property Segment”). The Lending Segment primarily represents the Company’s on-balance sheet loan origination business. The Investing and Servicing Segment includes the Company’s U.S. and European servicing businesses, CMBS investment business, conduit loan origination platform and commercial real estate properties acquired from CMBS trusts.  The Property Segment includes the Company’s investments in stabilized commercial real estate properties that are held for investment.

Real Estate Lending Segment

During the fourth quarter of 2015, the Lending Segment contributed Core Earnings of $103.9 million, or $0.43 per diluted share.  GAAP earnings during the fourth quarter of 2015 were $107.4 million, or $0.45 per diluted share.

The Lending Segment originated or acquired investments of $678.4 million during the quarter, with fundings of $715.8 million, including $146.8 million relating to previously originated loans. Repayments totaled $643.2 million, including $37.6 million from loan sales. Newly originated loans included:

•	A $240.5 million first mortgage and mezzanine loan for the acquisition of a 6,616-room, 53-property hotel portfolio located throughout the United States.

•	A $155.0 million first mortgage and mezzanine loan for the acquisition and renovation of a 1,242-room hotel and five-story parking garage located in Atlanta, Georgia.

•	A $115.2 million first mortgage for the acquisition of Class A office and retail properties located in Phoenix, Arizona.

Subsequent to year end, the Lending Segment closed $119.2 million of new loan originations with $315.0 million in various stages of closing.

At December 31, 2015, the Lending Segment’s principal assets are as follows:

Lending Segment Investments

(Amounts in millions)

9
Investment	Face Amount	Carry Value (1)	Asset Specific Financing (2)	Net Investment	Unlevered Return on Asset	Current Leveraged Return (3)	Optimal Asset-Level Return (4)
First mortgages held-for-investment (5)	$4,777	$4,720	$2,174	$2,546	6.9%	9.7%	11.2%
Subordinated mortgages held-for-investment	417	392	6	386	11.2%	11.2%	11.3%
Mezzanine loans held-for-investment (5)	850	861	-	861	10.9%	10.9%	10.9%
Preferred equity investments held-to-maturity	19	19	-	19	13.3%	13.3%	13.3%
CMBS held-to-maturity	302	302	180	122	6.1%	10.2%	11.2%
Target portfolio of Lending Segment	$6,365	$6,294	$2,360	$3,934	7.7%	10.2%	11.2%
RMBS available-for-sale at fair value	234	176	2	174	11.9%
Loans transferred as secured borrowings	88	87	88	(1)
Equity security	13	14	-	14
Investment in unconsolidated entities	N/A	31	-	31
Total investments	$6,700	$6,602	$2,450	$4,152

Loan-to-Value of Portfolio

The following table reflects the weighted average loan-to-value (“LTV”) ratio of the Lending Segment’s loan portfolio as of December 31, 2015:

Weighted Average LTV of Loan Portfolio (5)(6)
	First Mortgages	Subordinated Mortgages	Mezzanine	Preferred Equity	Total (7)
Beginning LTV	0.0%	26.7%	47.8%	65.5%	8.7%
Ending LTV	62.5%	55.3%	68.3%	79.2%	62.9%

Real Estate Investing and Servicing Segment

During the fourth quarter of 2015, the Investing and Servicing Segment contributed Core Earnings of $62.3 million, or $0.26 per diluted share.  GAAP earnings during the fourth quarter of 2015 were $55.4 million, or $0.23 per diluted share.

Significant activity during the quarter included:

•	Originated $423.4 million of conduit loans and participated in six securitizations totaling $655.6 million.
•	Purchased $141.0 million of CMBS, including $115.9 million in new issue B-pieces.
•	Obtained four new servicing contracts representing $4.0 billion of collateral.
•	Purchased eight properties from CMBS trusts for a gross purchase price of $78.1 million.

At December 31, 2015, the Investing and Servicing Segment’s principal assets are as follows:

Investing and Servicing Segment Investments

(Amounts in millions)

Investment	Carry Value	Asset Specific Financing	Net Investment
CMBS (8)	$1,038	$194	$844
Special servicing intangibles	134	-	134
Conduit loans	204	147	57
Properties and lease intangibles, net	165	83	82
Investment in unconsolidated entities	53	-	53
Total investments	$1,594	$424	$1,170

As of December 31, 2015, the Company was active special servicer on $10.8 billion of loans and real estate owned and named special servicer on $111.9 billion of loans and real estate owned.

Real Estate Property Segment

During the fourth quarter of 2015, the Property Segment contributed Core Earnings of $9.3 million, or $0.04 per diluted share.  GAAP earnings during the fourth quarter of 2015 were $3.4 million.

During the fourth quarter of 2015, the Property Segment acquired 18 of the 32 previously announced affordable housing communities referred to as the “Woodstar Portfolio” for $350.4 million.  These 18 properties comprise 5,238 units and were funded with cash, third party debt of $248.6 million and assumed state sponsored financing of $9.0 million.  We expect to acquire the remaining 14 properties in the first quarter of 2016 for a total purchase price of $242.2 million, requiring a net investment of $94.3 million. The 32-property Woodstar Portfolio totals 8,948 units concentrated primarily in the Tampa, Orlando and West Palm Beach, Florida metropolitan areas which are 98% occupied.

At December 31, 2015, the Property Segment’s principal assets were as follows:

Property Segment Investments

(Amounts in millions)

Investment	Net Carrying Value	Asset Specific Financing	Net Investment	Q4 2015 Net Operating Income		Occupancy Rate	Weighted Average Lease Term
Dublin, Ireland:
Office (9)	$465	$308	$157	$6.7		98.4%	10.6 years
Multi-family residential (9)	17	11	6	0.2		97.0%	0.6 years
Southeast, U.S.:
Multi-family residential (9)	346	258	88	3.4		96.8%	0.5 years
Other:
Investment in unconsolidated entity - retail	122	-	122	2.5	(10)	95.3%	9.6 years
	$950	$577	$373	$12.8

Financing Activities

As of December 31, 2015, the Company had an aggregate outstanding debt balance of $5.4 billion and maximum borrowing capacity of $8.4 billion, with a debt-to-equity ratio of 1.3x.

During the fourth quarter of 2015, the Company:

•	Executed a $1.0 billion repurchase facility that carries a three-year initial term with two one-year extension options and an annual interest rate of LIBOR plus 2.5%.
•

Amended an existing revolving repurchase facility to upsize available borrowings from $325.0 million to $500.0 million and extend the maturity from October 2018 to October 2020, assuming exercise of available extension options.

•	Repurchased 547,023 shares of common stock at an average price of $19.76 for $10.8 million.

Subsequent to year end, the Company:

•	Amended its share repurchase program to (i) increase the maximum amount of repurchases by $50.0 million to $500.0 million and (ii) extend the program through January 2017.
•	Repurchased 1.1 million shares of common stock at an average price of $18.71 for $19.7 million, bringing the remaining capacity under the repurchase program to $282.1 million as of February 19, 2016.

Book Value and Undepreciated Book Value Per Share

	December 31, 2015	September 30, 2015
Undepreciated book value per diluted share (11)	$17.37	$17.46
Book value per diluted share	$17.29	$17.43

Investment Capacity

As of February 19, 2016, the Company has the capacity to acquire or originate up to $2.4 billion of new investments through (i) $378.9 million of expected maturities, prepayments, sales and participations over the next 90 days; (ii) $1.4 billion of unallocated warehouse capacity; (iii) $401.1 million of approved but undrawn capacity under existing financing facilities; (iv) $342.2 million of available cash and equivalents; and (v) approximately $73.5 million of net equity invested in RMBS that are classified as available-for-sale.

Dividend

On February 25, 2016, the Company’s Board of Directors declared a dividend of $0.48 per share of common stock for the quarter ending March 31, 2016. The dividend is payable on April 15, 2016 to common shareholders of record as of March 31, 2016.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found at the Company’s website in the Investor Relations section under “Financial Information”.

Conference Call and Webcast Information

The Company will host a webcast and conference call on Thursday, February 25, 2016 at 10:00 a.m. Eastern Time to discuss fourth quarter financial results and recent events.  A webcast will be available on the Company’s website at www.starwoodpropertytrust.com.  To listen to a live broadcast, access the site at least five minutes prior to the scheduled start time in order to register and download and install any necessary audio software.

To Participate in the Telephone Conference Call:

Dial in at least five minutes prior to start time.

Domestic:  1-877-627-6582

International:  1-719-325-4878

Conference Call Playback:

Domestic:  1-877-870-5176

International:  1-858-384-5517

Passcode:  3330047

The playback can be accessed through March 10, 2016

About Starwood Property Trust, Inc.

Starwood Property Trust (NYSE: STWD), an affiliate of global private investment firm Starwood Capital Group, is the largest commercial mortgage real estate investment trust in the United States. The Company’s core business focuses on originating, acquiring, financing and managing commercial mortgage loans and other commercial real estate debt and equity investments. Through its subsidiaries LNR Property, LLC and Hatfield Philips International, Starwood Property Trust also operates as the largest commercial mortgage special servicer in the United States and one of the largest primary and special servicers in Europe. With total capital deployed since inception of approximately $26 billion, Starwood Property Trust continues to solidify its position as one of the premier real estate finance companies in the country.

Forward-Looking Statements

Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Although Starwood Property Trust, Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.   Factors that could cause actual results to differ materially from the Company’s expectations include completion of pending investments, continued ability to acquire additional investments, competition within the finance and real estate industries, economic conditions, availability of financing and other risks detailed from time to time in the Company's reports filed with the SEC.

Footnotes

(1)

The difference between the Carry Value and Face Amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs. The difference between the Carry Value and Face Amount of the RMBS available-for-sale securities consists of the unrealized gains/(losses) on the fair value of the securities and unamortized purchase discount.

(2)	Current financings are either floating rate or swapped to fixed rate to match the interest rate characteristics of the underlying asset.
(3)

The current leveraged return represents the compounded effective rate of return earned over the life of the investment based on existing leverage levels as of December 31, 2015, and calculated on a weighted average basis.  Leveraged returns include the loan coupon, amortization of premium or discount, and the effects of costs and fees, all recognized on the effective interest method. Leveraged returns are presented solely for informational purposes and will not equal income recognized in prior or future periods due mainly to the fact that (i) interest earned on the Company’s floating rate loans will change in the future when interest rates change, and these leveraged returns assume interest rates remain at current levels and (ii) the leveraged returns assume that the leverage levels existing at December 31, 2015 will be maintained either throughout the remaining term of the applicable credit facilities or the remaining term of the investment, if shorter.  However, leverage levels in future periods will likely fluctuate as the Company manages its day-to-day liquidity.

(4)

The optimal asset-level return assumes (i) maximum available leverage in place or in negotiation for each asset, notwithstanding the amount actually borrowed, and (ii) full syndication of the first mortgage when syndication is deemed probable.

(5)

First mortgages include first mortgage loans and any contiguous subordinated mortgage and/or mezzanine loan components because as a whole, the expected credit quality of these loans is more similar to that of a first mortgage loan.  The application of this methodology resulted in mezzanine loans with carrying values of $930.0 million being classified as first mortgages as of December 31, 2015.

(6)

Underlying property values are determined by the Company’s management based on its ongoing asset assessments, and loan balances that are the face value of a loan regardless of whether the Company has purchased the loan at a discount or premium to par. Assets characterized as first mortgages include all loan components where the Company owns the senior most interest in the loan, which may include subordinated mortgages and/or mezzanine loans.  Assets characterized as subordinated mortgages are the subordinated components of first mortgages where the Company does not own the senior most interest in the loan. Assets characterized as mezzanine loans are mezzanine loans where the Company does not own the senior most interest in the loan. For any loans collateralized by ground-up construction projects without significant leasing or units with executed sales contracts, the fully funded loan balance is included in the numerator and the fully budgeted construction cost, including costs of acquisition of the property, is included in the denominator. For ground up construction loans which have significant leasing or units under contract for sale, the fully funded loan balance is included in the numerator with an estimate of the stabilized value upon completion of construction included in the denominator.  Includes loans held for investment and preferred equity.

(7)	Represents the Company’s entire investment, which includes all components of the capital stack that it owns (i.e., first mortgages, subordinated mortgages, mezzanine loans and preferred equity).
(8)	Face amount is $4.7 billion. Differences between face amount and carry value are principally attributable to purchase discounts and changes in fair value.
(9)	Net carrying value includes all components of the related asset, including properties and intangibles.
(10)	Represents the Company’s earnings from unconsolidated entities attributable to the Company’s investment in the mall portfolio acquired in the fourth quarter of 2014.
(11)	Adjusted for accumulated depreciation and amortization associated with commercial real estate properties.

Starwood Property Trust, Inc. and Subsidiaries

Consolidated Statement of Operations by Segment

For the three months ended December 31, 2015

(Amounts in thousands)

		Investing				Investing
	Lending	and Servicing	Property			and Servicing
	Segment	Segment	Segment	Corporate	Subtotal	VIEs	Total
Revenues:
Interest income from loans	$116,916	$3,696	$—	$—	$120,612	$—	$120,612
Interest income from investment securities	10,576	43,782	—	—	54,358	(36,921)	17,437
Servicing fees	132	49,079	—	—	49,211	(23,082)	26,129
Rental income	—	4,269	14,622	—	18,891	—	18,891
Other revenues	30	3,325	—	—	3,355	(201)	3,154
Total revenues	127,654	104,151	14,622	—	246,427	(60,204)	186,223
Costs and expenses:
Management fees	(218)	18	—	42,021	41,821	41	41,862
Interest expense	19,808	2,723	2,994	26,004	51,529	—	51,529
General and administrative	4,843	31,744	803	1,702	39,092	175	39,267
Acquisition and investment pursuit costs	133	1,105	2,456	—	3,694	—	3,694
Costs of rental operations	—	1,983	4,298	—	6,281	—	6,281
Depreciation and amortization	—	3,182	8,681	—	11,863	—	11,863
Loan loss allowance, net	(313)	—	—	—	(313)	—	(313)
Other expense	6	5	—	—	11	—	11
Total costs and expenses	24,259	40,760	19,232	69,727	153,978	216	154,194
Income (loss) before other income, income taxes and non-controlling interests	103,395	63,391	(4,610)	(69,727)	92,449	(60,420)	32,029
Other income:
Change in net assets related to consolidated VIEs	—	—	—	—	—	32,091	32,091
Change in fair value of servicing rights	—	(20,244)	—	—	(20,244)	16,050	(4,194)
Change in fair value of investment securities, net	556	(13,133)	—	—	(12,577)	12,097	(480)
Change in fair value of mortgage loans held-for-sale, net	—	13,276	—	—	13,276	—	13,276
Earnings from unconsolidated entities	1,011	2,338	2,459	—	5,808	119	5,927
Gain on sale of investments and other assets, net	1,844	65	—	—	1,909	—	1,909
Gain (loss) on derivative financial instruments, net	11,162	(911)	4,024	—	14,275	—	14,275
Foreign currency (loss) gain, net	(10,096)	99	11	—	(9,986)	—	(9,986)
Other income, net	—	56	1,530	3	1,589	—	1,589
Total other income (loss)	4,477	(18,454)	8,024	3	(5,950)	60,357	54,407
Income (loss) before income taxes	107,872	44,937	3,414	(69,724)	86,499	(63)	86,436
Income tax (provision) benefit	(106)	10,318	—	—	10,212	—	10,212
Net income (loss)	107,766	55,255	3,414	(69,724)	96,711	(63)	96,648
Net income attributable to non-controlling interests	(359)	99	—	—	(260)	63	(197)
Net income (loss) attributable to Starwood Property Trust, Inc.	$107,407	$55,354	$3,414	$(69,724)	$96,451	$—	$96,451

Definition of Core Earnings

Core Earnings, a non-GAAP financial measure, is used to compute the Company’s incentive fees to its external manager and is an appropriate supplemental disclosure for a mortgage REIT.  For the Company’s purposes, Core Earnings is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee due to the Company’s external manager, acquisition costs from successful acquisitions, depreciation and amortization of real estate and associated intangibles,  losses on debt extinguishment and any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount is adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash adjustments as determined by the Company’s external manager and approved by a majority of the Company’s independent directors.

Reconciliation of Net Income to Core Earnings

For the three months ended December 31, 2015

(Amounts in thousands except per share data)

		Investing
	Lending	and Servicing	Property
	Segment	Segment	Segment	Corporate	Total
Net income (loss) attributable to Starwood Property Trust, Inc.	$107,407	$55,354	$3,414	$(69,724)	$96,451
Add / (Deduct):
Non-cash equity compensation expense	326	61	—	5,343	5,730
Management incentive fee	—	—	—	21,591	21,591
Acquisition and investment pursuit costs	—	1,020	1,453	—	2,473
Depreciation and amortization	—	1,882	8,666	—	10,548
Loan loss allowance, net	(313)	—	—	—	(313)
Interest income adjustment for securities	(304)	(2,391)	—	—	(2,695)
Other non-cash items	—	(14)	(249)	—	(263)
Reversal of unrealized (gains) / losses on:
Loans held-for-sale	—	(13,276)	—	—	(13,276)
Securities	(556)	13,133	—	—	12,577
Derivatives	(11,941)	181	(4,024)	—	(15,784)
Foreign currency	10,095	(99)	(11)	—	9,985
Earnings from unconsolidated entities	—	(2,338)	—	—	(2,338)
Recognition of realized gains / (losses) on:
Loans held-for-sale	—	18,247	—	—	18,247
Securities	—	(5,274)	—	—	(5,274)
Derivatives	4,042	(6,153)	61	—	(2,050)
Foreign currency	(4,810)	(193)	11	—	(4,992)
Earnings from unconsolidated entities	—	2,113	—	—	2,113
Core Earnings (Loss)	$103,946	$62,253	$9,321	$(42,790)	$132,730
Core Earnings (Loss) per Weighted Average Diluted Share	$0.43	$0.26	$0.04	$(0.18)	$0.55

Starwood Property Trust, Inc. and Subsidiaries

Consolidated Statement of Operations by Segment

For the year ended December 31, 2015

(Amounts in thousands)

		Investing				Investing
	Lending	and Servicing	Property			and Servicing
	Segment	Segment	Segment	Corporate	Subtotal	VIEs	Total
Revenues:
Interest income from loans	$460,365	$17,566	$—	$—	$477,931	$—	$477,931
Interest income from investment securities	68,059	156,365	—	—	224,424	(130,759)	93,665
Servicing fees	428	215,770	—	—	216,198	(99,130)	117,068
Rental income	—	11,177	25,445	—	36,622	—	36,622
Other revenues	597	10,928	—	—	11,525	(934)	10,591
Total revenues	529,449	411,806	25,445	—	966,700	(230,823)	735,877
Costs and expenses:
Management fees	901	72	—	123,532	124,505	228	124,733
Interest expense	81,676	10,386	5,584	104,904	202,550	—	202,550
General and administrative	21,685	123,746	1,205	7,275	153,911	717	154,628
Acquisition and investment pursuit costs	2,065	2,375	8,951	38	13,429	—	13,429
Costs of rental operations	—	6,121	5,421	—	11,542	—	11,542
Depreciation and amortization	—	13,972	15,038	—	29,010	—	29,010
Loan loss allowance, net	(2)	—	—	—	(2)	—	(2)
Other expense	6	383	—	—	389	—	389
Total costs and expenses	106,331	157,055	36,199	235,749	535,334	945	536,279
Income (loss) before other income, income taxes and non-controlling interests	423,118	254,751	(10,754)	(235,749)	431,366	(231,768)	199,598
Other income:
Change in net assets related to consolidated VIEs	—	—	—	—	—	185,490	185,490
Change in fair value of servicing rights	—	(46,831)	—	—	(46,831)	34,226	(12,605)
Change in fair value of investment securities, net	209	(9,952)	—	—	(9,743)	12,827	3,084
Change in fair value of mortgage loans held-for-sale, net	—	64,320	—	—	64,320	—	64,320
Earnings from unconsolidated entities	4,045	13,042	10,090	—	27,177	(503)	26,674
Gain on sale of investments and other assets, net	4,839	17,825	—	—	22,664	—	22,664
Gain (loss) on derivative financial instruments, net	30,764	(14,226)	5,060	—	21,598	—	21,598
Foreign currency (loss) gain, net	(36,956)	(296)	31	—	(37,221)	—	(37,221)
Loss on extinguishment of debt	—	—	—	(5,921)	(5,921)	—	(5,921)
Other income, net	—	161	1,530	17	1,708	—	1,708
Total other income (loss)	2,901	24,043	16,711	(5,904)	37,751	232,040	269,791
Income (loss) before income taxes	426,019	278,794	5,957	(241,653)	469,117	272	469,389
Income tax provision	(242)	(16,964)	—	—	(17,206)	—	(17,206)
Net income (loss)	425,777	261,830	5,957	(241,653)	451,911	272	452,183
Net income attributable to non-controlling interests	(1,389)	175	—	—	(1,214)	(272)	(1,486)
Net income (loss) attributable to Starwood Property Trust, Inc.	$424,388	$262,005	$5,957	$(241,653)	$450,697	$—	$450,697

Reconciliation of Net Income to Core Earnings

For the year ended December 31, 2015

(Amounts in thousands except per share data)

		Investing
	Lending	and Servicing	Property
	Segment	Segment	Segment	Corporate	Total
Net income (loss) attributable to Starwood Property Trust, Inc.	$424,388	$262,005	$5,957	$(241,653)	$450,697
Add / (Deduct):
Non-cash equity compensation expense	2,314	3,465	—	26,984	32,763
Management incentive fee	—	—	—	37,717	37,717
Acquisition and investment pursuit costs	—	1,020	2,918	—	3,938
Depreciation and amortization	—	3,837	14,861	—	18,698
Loan loss allowance, net	(2)	—	—	—	(2)
Interest income adjustment for securities	(958)	(3,218)	—	—	(4,176)
Other non-cash items	—	(789)	(249)	—	(1,038)
Reversal of unrealized (gains) / losses on:
Loans held-for-sale	—	(64,320)	—	—	(64,320)
Securities	(209)	9,952	—	—	9,743
Derivatives	(33,930)	10,441	(5,060)	—	(28,549)
Foreign currency	36,956	296	(31)	—	37,221
Earnings from unconsolidated entities	—	(13,042)	—	—	(13,042)
Recognition of realized gains / (losses) on:
Loans held-for-sale	—	65,443	—	—	65,443
Securities	—	(22,064)	—	—	(22,064)
Derivatives	19,887	(12,929)	61	—	7,019
Foreign currency	(21,252)	(862)	31	—	(22,083)
Earnings from unconsolidated entities	—	9,787	—	—	9,787
Core Earnings (Loss)	$427,194	$249,022	$18,488	$(176,952)	$517,752
Core Earnings (Loss) per Weighted Average Diluted Share	$1.81	$1.05	$0.08	$(0.75)	$2.19

Starwood Property Trust, Inc. and Subsidiaries

Consolidated Balance Sheet by Segment

As of December 31, 2015

(Amounts in thousands)

		Investing				Investing
	Lending	and Servicing	Property			and Servicing
	Segment	Segment	Segment	Corporate	Subtotal	VIEs	Total
Assets:
Cash and cash equivalents	$83,836	$62,649	$2,944	$218,408	$367,837	$978	$368,815
Restricted cash	9,775	8,826	4,468	—	23,069	—	23,069
Loans held-for-investment, net	5,973,079	—	—	—	5,973,079	—	5,973,079
Loans held-for-sale	—	203,865	—	—	203,865	—	203,865
Loans transferred as secured borrowings	86,573	—	—	—	86,573	—	86,573
Investment securities	511,966	1,038,200	—	—	1,550,166	(825,219)	724,947
Properties, net	—	150,497	768,728	—	919,225	—	919,225
Intangible assets	—	152,278	61,121	—	213,399	(11,829)	201,570
Investment in unconsolidated entities	30,827	53,145	122,454	—	206,426	(7,225)	199,201
Goodwill	—	140,437	—	—	140,437	—	140,437
Derivative assets	33,412	2,087	9,592	—	45,091	—	45,091
Accrued interest receivable	34,028	286	—	—	34,314	—	34,314
Other assets	27,883	72,936	31,853	11,648	144,320	(2,057)	142,263
VIE assets, at fair value	—	—	—	—	—	76,675,689	76,675,689
Total Assets	$6,791,379	$1,885,206	$1,001,160	$230,056	$9,907,801	$75,830,337	$85,738,138
Liabilities and Equity
Liabilities:
Accounts payable, accrued expenses and other liabilities	$18,822	$90,399	$25,427	$21,468	$156,116	$689	$156,805
Related-party payable	—	423	—	40,532	40,955	—	40,955
Dividends payable	—	—	—	114,947	114,947	—	114,947
Derivative liabilities	5,190	6	—	—	5,196	—	5,196
Secured financing agreements, net	2,361,842	423,691	576,934	656,568	4,019,035	—	4,019,035
Convertible senior notes, net	—	—	—	1,325,243	1,325,243	—	1,325,243
Secured borrowings on transferred loans	88,000	—	—	—	88,000	—	88,000
VIE liabilities, at fair value	—	—	—	—	—	75,817,014	75,817,014
Total Liabilities	2,473,854	514,519	602,361	2,158,758	5,749,492	75,817,703	81,567,195
Equity:
Starwood Property Trust, Inc. Stockholders’ Equity:
Common stock	—	—	—	2,410	2,410	—	2,410
Additional paid-in capital	2,477,987	1,146,926	394,465	173,466	4,192,844	—	4,192,844
Treasury stock	—	—	—	(72,381)	(72,381)	—	(72,381)
Accumulated other comprehensive income (loss)	37,242	(3,714)	(3,799)	—	29,729	—	29,729
Retained earnings (accumulated deficit)	1,790,705	221,073	8,133	(2,032,197)	(12,286)	—	(12,286)
Total Starwood Property Trust, Inc. Stockholders’ Equity	4,305,934	1,364,285	398,799	(1,928,702)	4,140,316	—	4,140,316
Non-controlling interests in consolidated subsidiaries	11,591	6,402	—	—	17,993	12,634	30,627
Total Equity	4,317,525	1,370,687	398,799	(1,928,702)	4,158,309	12,634	4,170,943
Total Liabilities and Equity	$6,791,379	$1,885,206	$1,001,160	$230,056	$9,907,801	$75,830,337	$85,738,138

Additional information can be found on the Company’s website at www.starwoodpropertytrust.com

Contact:

Zachary Tanenbaum

Starwood Property Trust

Phone: 203-422-7788

Email: ztanenbaum@starwood.com